EXHIBIT 99A

IDX Systems Corporation
1400 Shelburne Road
P.O. Box 1070
Burlington, VT  05402-1070
--------------------------------------------------------------------------------


Contact: Jack Kane
         Chief Financial Officer
         802-862-1022


FOR IMMEDIATE RELEASE


                         IDX SYSTEMS CORPORATION REPORTS
                           FIRST QUARTER 1999 RESULTS


BURLINGTON, VT, April 21, 1999--IDX Systems Corporation (Nasdaq: IDXC) reported financial results today for the first quarter ended March 31, 1999.

Revenue in the first quarter was $60.2 million, compared with $72.7 million in the first quarter of last year. The company reported a first quarter net loss of ($6.9) million or ($0.26) per share, compared with net income of $4.4 million or $0.16 per share in the same quarter last year.

"As we announced on March 5, 1999, our first quarter financial results are below expectation due to the unexpected deferral of purchasing decisions by our customers and prospects," said Richard E. Tarrant, Chief Executive Officer. "We believe that our business is fundamentally sound and that the performance of our core business (excluding Internet initiatives) will improve as the year progresses. We anticipate reporting positive net income in the second quarter and increasing the profitability of our core business during the balance of the year. We expect our Internet tracking division, IDX.com, to lose approximately $9.0 million pretax in 1999, which will result in a pretax loss of approximately $7.0 million for the Company overall.
Revenue for the year is expected to reach approximately $310 million."

"It is difficult to fully estimate the impact of deferred purchasing decisions on our financial results in 2000," Mr. Tarrant continued. "Given the information currently available, we expect to grow revenue by 15-20% in 2000 and to increase net income substantially in our core business. Once our customers have reached the other side of Y2K computer problems, we may see an increase in sales orders that would help offset the longer sales cycle. We also plan to continue to keep a tight rein on discretionary spending during the year. "






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

As part of its Internet strategy, the Company reported that it purchased 80% of ChannelHealth, Inc. on April 1, 1999. ChannelHealth, based in Bedford, Massachusetts, develops Internet services that provide consumers with extensive health-related information and the ability to purchase medical products on-line. IDX paid $6.5 million in cash for its ownership interest in ChannelHealth, and may pay an additional $3.0 million, contingent upon certain performance goals. A substantial portion of the projected loss for the IDX.com tracking division in 1999 is attributable to ChannelHealth.

"We believe the successful healthcare information technology company of the future will combine software expertise with Internet capabilities," Mr. Tarrant said. "Given our established customer base, comprehensive system solutions and our investments in Internet products and services, IDX has solidly defined its position as a leader in the industry."

Founded in 1969, IDX Systems Corporation provides complete healthcare information solutions for integrated delivery networks including group practices, MSOs, health plans, and hospitals. To connect systems and sites across the enterprise, IDX offers the IDXtendR @ the Site Series--products and services designed to align physicians and hospitals, streamline patient flow, enhance quality, and reduce costs. IDX products are used by or are under contract to be used by more than 110,000 physicians and are installed at over 1,650 client sites, including more than 250 large group practices, each having 75 physicians or more, 270 multi-entity hospital systems, and over 200 integrated delivery networks.

This material contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the possible deferral, delay or cancellation by customers of computer system purchase decisions, variations in the volume and timing of systems sales and installations, timing and quality of development and implementation of year 2000 ready solutions for customers, the potential disruption of customers' purchasing plans due to work on their own year 2000 problems, development and implementation of year 2000 ready products for the Company's internal use, possible delay, varying lengths of sales cycles and installation processes, seasonal patterns of sales and customer buying behaviors, development by competitors of new or superior technologies, possible delays in product development, undetected errors or bugs in software, potential product liability, changing economic, political and regulatory influences on the healthcare industry, changes in product pricing policies, possible regulation of the Company's software by the U.S. Food and Drug Administration, general economic conditions, and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference.

                                - tables follow -

               This release is also available on the Internet at:
                                   www.idx.com











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

                             IDX SYSTEMS CORPORATION
      Consolidated Statements of Operations and Comprehensive Income (Loss)
                    (in thousands, except for per share data)

                                                    Three Months Ended
                                                          March 31
                                                  1999              1998
                                                  ----              ----
                                                         (Unaudited)
Revenues

Systems sales                                     $ 22,851          $38,966
Maintenance and service fees                        37,330           33,771
                                                  --------          -------

Total revenues                                      60,181           72,737

Operating expenses

Cost of sales                                       39,961           37,248
Selling, general, and administrative                18,538           13,752
Research and development                            13,548           10,316
Nonrecurring charge                                      -            3,201
                                                  --------          -------

Total operating expenses                            72,047           64,517
                                                  --------          -------

Operating income (loss)                            (11,866)           8,220

Other (income) expense                              (1,108)          (1,122)
Loss on impairment of asset                          1,642                -
                                                  ---------         --------
Income (loss) before taxes                         (12,400)           9,342

Income tax provision (benefit)                      (5,500)           4,940
                                                  ---------         --------

Net income (loss)                                 $ (6,900)         $ 4,402
                                                  =========         ========

Unrealized gain (loss) on securities
  available-for-sale                                   (58)              (3)
                                                  ---------         --------
Comprehensive income (loss)                       $ (6,958)         $ 4,399
                                                  ==========        ========

Basic earnings (loss) per share                   $  (0.26)         $  0.17
                                                  =========         ========
Basic weighted average shares outstanding           26,654           26,155
                                                  =========         ========

Diluted earnings (loss) per share                 $  (0.26)         $  0.16
                                                  =========         ========
Diluted weighted average shares outstanding         26,654           27,007
                                                  =========         ========


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
                             IDX SYSTEMS CORPORATION
                    Highlights of Consolidated Balance Sheets
                                 (in thousands)

                                                      Unaudited
                                        March 31                  December 31,
                                          1999                        1998
                                          ----                        ----

Assets

Cash and short term investments         $  113,845                $  124,517
Accounts receivable, net                    85,580                    99,345
Other current assets                         9,789                     4,997
Deferred tax asset                           4,720                     4,720
                                        ----------                ----------
Total current assets                       213,934                   233,579
                                        ----------                ----------

Property & equipment, net                   35,342                    31,905
Capitalized software costs, net                591                       665
Other assets                                18,426                    15,868
Deferred tax asset                           2,307                     2,307
                                        ----------               -----------

Total assets                            $  270,600               $   284,324
                                        ==========               ===========



Liabilities and stockholders' equity

Accounts payable and accrued
   expenses                             $  29,535                $    31,162
Income taxes                                    -                      5,429
Deferred revenue                           15,931                     18,239
                                        ---------                -----------
Total current liabilities                  45,466                     54,830
                                        ---------                -----------

Minority interest                           9,259                      8,988
Stockholders' equity                      215,875                    220,506
                                        ---------                -----------
Total liabilities and
  stockholders' equity                  $ 270,600                $   284,324
                                        =========                ===========







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
                             IDX SYSTEMS CORPORATION
                            Statements of Cash Flows
                                 (in thousands)
                                                          Quarter Ended
                                                            March 31,
                                                      1999           1998
                                                      ----           ----
OPERATING ACTIVITIES
Net Income (loss)                                     $ (6,900)      $  4,402
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
  Depreciation and amortization                          3,065          2,490
  Deferred tax benefit, net of business
   acquisitions                                              -           (517)
  Increase in allowance for doubtful accounts              356             31
  Minority interest                                        270            741
  Loss on investment                                     1,642              -
  Write-off of acquired in-process
   research & development costs                              -          3,201
  Changes in operating assets and liabilities,
   net of business acquisitions:
       Accounts receivable                              13,409         (4,522)
       Prepaid expenses and other assets                (4,791)         1,688
       Accounts payable                                  4,270          5,410
       Accrued expenses                                 (5,888)        (9,270)
       Federal and state taxes payable                  (5,429)             -
       Deferred revenue                                 (2,308)        (2,008)
                                                     ----------      ---------
          Net cash provided by (used in) operating      (2,304)         1,646
          activities
INVESTING ACTIVITIES
  Purchase of property and equipment, net               (6,428)        (4,156)
  Purchase of securities available-for-sale            (59,179)       (36,076)
  Sale of securities available-for-sale                 78,659         33,178
  Business acquisitions                                      -         (4,000)
  Other assets                                          (4,200)             -
                                                     ----------      ---------
          Net cash provided by (used in) investing       8,852        (11,054)
          activities
FINANCING ACTIVITIES
  Proceeds from sale of common stock                     2,327          6,060
  Contributions to affiliates, net                           -          6,000
  Principal repayments of debt                              (9)        (6,066)
                                                     ----------      ---------
          Net cash provided by financing                 2,318          5,994
          activities                                 ----------      ---------
  Increase (decrease) in cash and cash equivalents       8,866         (3,414)
  Cash and cash equivalents at beginning of period      10,953         14,061
                                                     ---------       ---------
Cash and cash equivalents at end of period              19,819         10,647
Short term investments                                  94,026        104,721
                                                     ---------       ---------
Cash and short term investments                      $ 113,845     $  115,368
                                                     =========     ==========
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